EXHIBIT 16



                               October 25, 1999



 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, DC 20549

 Gentlemen:

           We have read Item 4 of Form 8-K dated October 25, 1999, of Classic Communications, Inc. and are in agreement with the statements contained in the first three paragraphs on page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                          Very truly yours,


                          /s/ Ernst & Young LLP